Exhibit 10.39
DATED
PONTSARN INVESTMENTS LIMITED
and
GAINS CAPITAL — FOREX.COM UK LIMITED
LEASE
of
Part Ninth Floor (East), 12-20 Camomile Street, London EC3
N A B A R R O
Lacon House
84 Theobald’s Road
London WC1X 8RW
Tel: +44 (0)20 7524 6000

PARTICULARS
DATE

NEW OR OLD TENANCY	The tenancy created by this deed is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

LANDLORD	Pontsarn Investments Limited
Company registration number	00611070.
Registered office	33 Cavendish Square, London W1G OPW.

TENANT	Gains Capital - Forex.com UK Limited
Company registration number	03770004
Registered office	43-45 Dorset Street, London, W1 U 7NA

PREMISES	Part ninth floor (east).

BUILDING	12-20 Camomile Street, London EC3.

TERM GRANTED	From and including the date of this deed expiring on and including 24 March 2011.

RENT	Forty-two thousand one hundred and twenty pounds (£42,120) per annum.

RENT COMMENCEMENT DATE	1 May 2009.

SERVICE CHARGE	A fair proportion of the total for the Building.

INTEREST RATE	Four per cent above HSBC Bank pic base lending rate.

PERMITIED USE	Offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as at the date of this deed).

LEASE
DATE
PARTIES
(1)	PONTSARN INVESTMENTS LIMITED (incorporated and registered in England and Wales under company registration number 00611070), the registered office of which is at 33 Cavendish Square, London W1G OPW (the “Landlord”); and

(2)	GAINS CAPITAL — FOREX.COM UK LIMITED (incorporated and registered in England and Wales under company registration number 03770004), the registered office of which is at 43-45 Dorset Street, London, W1U 7NA (the “Tenant”).
IT IS AGREED AS FOLLOWS:
1.	DEFINITIONS
In this Lease the following definitions apply:
“Building”
means 12-20 Camomile Street, London EC3 of which the Premises form part together with the yard to the rear;
“Common Parts”
means any part of the Building (other than the Premises and the Lettable Units);
“Excluded Risks”
means any risk listed in paragraph (a) or referred to in paragraph (b) of the definition of Insured Risks against which the Landlord does not insure (or in respect of which there is a partial exclusion to the extent that the partial exclusion applies) because insurance cover for that risk is either not ordinarily available in the London insurance market, or is available there only at a premium or subject to conditions which in the Landlord’s discretion are unacceptable;
“Group”
means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;
“Guarantor”
means any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease;
“Insurance Rent”
means a fair proportion of the cost to the Landlord (before any commission) and including any insurance premium tax of insuring:
(a)	the Building against the Insured Risks for its full reinstatement cost, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects’, surveyors’ and other professional fees and other incidental expenses, and in each case with due allowance for inflation and VAT;

(b)	against loss of the Rent for a period of three years; and

(c)	against public liability of the Landlord in connection with any matter relating to the Building, its occupation or use;
“Insured Risks”
means:
(a)	fire, explosion, lightning, earthquake, flood, storm, bursting or overflowing of water tanks, pipes or other water or heating apparatus, impact, aircraft (other than hostile aircraft) and things dropped from such aircraft, riot, civil commotion, terrorism and malicious damage; and

(b)	such other risks as the Landlord may from time to time insure against (whether at its own discretion or at the request of the Tenant), except to the extent that any such risk is for the time being an Excluded Risk;
“Interest Rate”
means the rate of four per cent above the base lending rate from time to time of HSBC Bank pic, or if that rate is no longer published then four per cent above the rate of interest which the Landlord reasonably considers to be most closely comparable to minimum lending rates generally applicable in the United Kingdom from time to time;
“Landlord”
means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of this Lease;
“Landlord’s Surveyor”
means a chartered surveyor appointed by the Landlord, who may be an individual, or a firm or company of chartered surveyors, or an employee of the Landlord or a company which is in the same Group as the Landlord;
“this Lease”
means this deed as varied or supplemented by any document which is supplemental to this deed;
“Lettable Unit”
means any part of the Building (other than the Premises) which is let or is intended
“Permitted Use”
means offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as at the date of this deed);
“Premises”
means part of the ninth floor, as shown edged red on the plan annexed to this deed bounded by and including:
(a)	all non-structural walls wholly within the Premises;

(b)	the internal faces of boundary walls, ceilings and floors that enclose the Premises and the internal faces of all structural walls and columns within the Premises;

(c)	the doors, door frames, internal windows, window frames and glass of the Premises;

(d)	all fixtures from time to time at those premises, but if those fixtures are Service Media, then only if they fall within paragraph (e) below;

(e)	Service Media within and from time to time exclusively serving those premises and which are owned by the Landlord;

but excluding:

(f)	any Service Media within such premises but which do not serve such premises exclusively, or which are not owned by the Landlord; and

(g)	the main structure of the Building (including the structure of the floors and ceiling), roofs, foundations, external walls, the external windows and window frames and the window glass of the Building;
“Rent”
means forty-two thousand one hundred and twenty pounds (£42,120) per annum;
“Rent Commencement Date”
means 1 May 2009;
“Service Charge”
means the lesser of a fair proportion of the total cost of the Landlord’s Expenses (as defined in clause 10.1) and the Service Charge Cap in relation to the relevant Service Charge Year;
“Service Charge Balance”
means the shortfall, if any, between the Service Charge Estimate and the Service Charge;
“Service Charge Cap”
means for the Service Charge Year which is current at the date of this deed, eighteen thousand three hundred and sixty pounds (£18,360), and for each remaining Service Charge Year during the Term, the amount calculated in accordance with clause 10.5;
“Service Charge Estimate”
means the same fair proportion of the amount which the Landlord, or the Landlord’s Surveyor or its accountant, reasonably estimates will be the total cost of the Landlord’s Expenses (as defined in clause 10.1) in any Service Charge Year;
“Service Charge Year”
means the year from and including 1 April to 31 March in each year or such other date which the Landlord chooses from time to time;
“Service Media”
means conduits and equipment used for the generation, passage, reception and/or storage of Utilities and all fire alarms, sprinklers, smoke detectors, dry risers, security cameras, closed circuit television apparatus and lifts;
“Tenant”
means the second party to this deed and, except where otherwise expressly stated, its successors in title;

“Term”
means the term of years granted by this deed;
“Utilities”
means electricity, gas, water, foul water and surface drainage, heating, ventilation and air conditioning, smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;
“VAT”
means value added tax and/or any similar tax from time to time replacing it or performing a similar fiscal function;
“Working Day”
means any day (other than a Saturday) on which banks are usually open for business in England and Wales.
2. INTERPRETATION
2.1	In this Lease:

2.1.1	the table of contents and clause headings are for reference only and do not affect its construction;

2.1.2	the words “include” and “including” are deemed to be followed by the words “without limitation”;

2.1.3	general words introduced by the word “other” do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters;
[illegible] ....more than one person are owed by or to them jointly and

Lease Plan	Title Number
LEASE PLAN NINTH FLOOR, ELLERMAN HOUSE, 12-20 CAMOMILE ST. LONDON EC3

2.1.5	in clauses 14 and 20 the word “security” includes, without limitation, a guarantee or rent deposit.

2.2	In this Lease, unless otherwise specified:

2.2.1	a reference to legislation is a reference to all legislation having effect in the United Kingdom at any time during the Term, including directives, decisions and regulations of the Councilor Commission of the European Union, Acts of Parliament, orders, regulations, consents, licences, notices and bye-laws made or granted under any Act of Parliament or directive, decision or regulation of the Council or Commission of the European Union, or made or granted by a local authority or by a court of competent jurisdiction and any approved codes of practice issued by a statutory ·body;

2.2.2	a reference to particular legislation is a reference to that legislation as amended, consolidated or re-enacted from time to time and to all to subordinate legislation made under it from time to time;

2.2.3	a reference to a person includes an individual, corporation, company, firm, partnership or government body or agency, whether or not legally capable of holding land; and

2.2.4	a reference to a clause is a reference to a clause of this deed.

2.3	In this Lease:

2.3.1	an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2	a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises or the Building with the Tenant’s express or implied authority;

2.3.3	the rights and remedies of the Landlord under any clause are without prejudice to any other right or remedy of the Landlord;

2.3.4	the obligations of or restrictions on the Tenant or a Guarantor under any clause, supplemental document or other instrument entered into in connection with this Lease, are without prejudice to the obligations of or restrictions on the Tenant or Guarantor, or to the rights of the Landlord under any other clause, supplemental document or other instrument entered into in connection with this Lease;

2.3.5	a reference to the consent or approval of the Landlord means the prior consent in writing (which, if required by the Landlord, is to be contained in a deed) of the Landlord, and, where required, of any superior landlord or mortgagee of the Landlord;

2.3.6	references to any adjoining property of the Landlord include any property adjoining or near the Premises or the Building owned, leased or occupied by the Landlord (or any company in the same Group as the Landlord) from time to time;

2.3.7	references to the end of the Term are to the end of the Term whether before or at the end of the term of years granted by this deed;

2.3.8	references to a fair proportion of any sum ·are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as determined by the Landlord’s Surveyor whose decision will be final and binding (except in the case of manifest error) and where there are different elements to that sum a different proportion for each element may be determined on this basis;

2.3.9	the perpetuity period is 80 years from the date of this deed;

2.3.10	references to a certified copy are to a copy certified by solicitors to be a true copy of the original; and

2.3.11	unless otherwise specified, references to the Premises and the Building include any part of the Premises or the Building.
3.	GRANT AND TERM

The Landlord leases the Premises to the Tenant for a term from and including the date of this deed expiring on and including 24 March 2011, the Tenant paying the following sums, which are reserved as rent: the Rent, the Insurance Rent the Service Charge Estimate, the Service Charge Balance and any VAT payable on those sums and any interest due under this Lease.

4.	RIGHTS GRANTED

4.1	The Landlord grants the following rights to the Tenant:

4.1.1	at all times 24 hours a day 365 days a year to pass and repass on foot from the entrance at the Building to the passenger lifts and thereafter to pass and repass on foot over along and across the Common Parts shown coloured orange on the Plan as a means of access to and egress from the Premises and the toilets within the Common Parts of the Building but for no other purpose whatsoever;

4.1.2	to use such of the toilets within the Common Parts as may from time to time be designated by the Landlord acting reasonably;

4.1.3	to pass and repass 24 hours a day 365 days a year with or without vehicles over the areas coloured brown on the Plan always provided that no cars or other vehicles belonging to or under the control of the Tenant, its employees or visitors shall be parked or allowed to stand at the rear of the Building save as provided in paragraph 4.1.4 below;

4.1.4	between the hours of 8 a.m. and 7 p.m. on Mondays to Fridays (inclusive) and 8 a.m. and 1 p.m. on Saturdays (but Sundays and Public Holidays excluded) to park delivery vehicles opposite the rear entrance of the Building for the purpose of loading and unloading of articles and goods only and the Tenant shall comply with such reasonable directions as to the method of such delivery, loading and unloading as the Landlord may give in writing Provided that in any event no obstruction shall be caused thereby;

4.1.5	the free passage and use of all Service Media under, over or about the Building or any part thereof which serve the Premises and also the free passage and running of electricity, telecommunications, gas, water and soil to and from the Premises through such Service Media;

4.1.6	to display on the tenant’s nameboard within the ground floor entrance hall and in the ninth floor lobby and on the name plates adjacent to the entrances to the Premises a sign stating the Tenant’s name in a size, style and position reasonably designated by the Landlord and make of materials designated by the Landlord.

4.2	The Tenant will not be or become entitled to any right, easement or privilege that is not expressly granted by clause 4.1, and section 62 of the Law of Property Act 1925 does not [cut off]

5.	RIGHTS RESERVED AND REGRANTED

5.1	The following rights are reserved from this Lease in favour of the Landlord and its lessees, agents and licensees and all other persons who now have or may hereafter be granted similar rights by the Landlord:

5.1.1	to build or rebuild upon any adjoining or adjacent land or to alter any building or erection from time to time thereon to such height and in such manner and otherwise as the Landlord may desire or permit and to use the same in whatever manner may be desired and whether or not the access of light or air to the Premises or any other amenity at present appertaining to the Premises shall be lessened or affected in any way but not so far as to prevent the reasonable use and enjoyment of the Premises by the Tenant;

5.1.2	to take into use all walls, drains, sewers, pipes, wires and the like and to build upon connect with or otherwise use the same without payment of any consideration to the Tenant (but not so as to lessen or affect the Tenant’s reasonable use and enjoyment thereof) subject as from the date of such taking into use to contributing a fair and just proportion of the expense of maintaining repairing and renewing the same;

5.1.3	the free and uninterrupted passage and use of all Service Media under, over or about the Premises or any part thereof and also the free and uninterrupted passage and running of electricity, telecommunications, gas, water and soil to and from the other buildings and land adjoining or near the Premises through such Service Media;

5.1.4	to enter upon the Premises upon reasonable prior written notice (except in emergency when no prior written notice need be given) for the purposes of inspecting, repairing, renewing, relaying, cleaning, maintaining or connecting up to any of the Service Media mentioned in the previous paragraph, the Landlord causing as little damage and inconvenience as possible to the Tenant and the Tenant’s business and making good or causing to be made good at its expense any damage which may be occasioned thereby to the Premises and the Tenant’s fixtures and fittings;

5.1.5	except where it is impractical and/or impossible without such entry at all reasonable times and upon prior written appointment (except in emergency when no prior written appointment need be made) to the Tenant to enter and remain upon the Premises with all necessary tools, appliances and materials, for the purpose of cleaning, altering, repairing, maintaining any adjoining or contiguous premises or any other things used in common the Landlord causing as little damage and inconvenience as possible to the Tenant and the

Tenant’s business and making good or causing to be made good at its expense any damage which may be occasioned thereby to the Premises and the Tenant’s fixtures and fittings;

5.1.6	to close or temporarily suspend as often as may be necessary the use of the Common Parts and/or the Service Media and/or any parts of the Common Parts for the purposes of effecting, rebuilding, refurbishing, redevelopment, repairs, removals, improvements and maintenance and for obtaining access to any services and for any other reasonable purpose provided that a suitable alternative is made available;

5.1.7	to alter the layout and use of the Common Parts and/or divert the Service Media including (but without limitation) the right to use the Common Parts for all purposes connected with the rebuilding, refurbishment or redevelopment of the Building or adjoining property provided that the Tenant’s use, enjoyment and access to the Premises is not prevented or materially reduced.

6.	THIRD PARTY RIGHTS OVER THE PREMISES

6.1	There are excepted from this Lease and this Lease is granted subject to:

6.1.1	all existing rights which belong to other property, or are enjoyed by other property over the Premises or any land or Service Media over which the Tenant may exercise rights by virtue of this Lease; and

6.1.2	the matters contained or referred to in the property and charges registers of title number NGL377181 as at the date of this deed.

6.2	The Tenant shall comply with the matters contained or referred to in the registers referred to in clause 6.1 so far as they relate to the Premises or any rights the Tenant may exercise by virtue of this Lease.

6.3	The Tenant shall:

6.3.1	not permit any third party to acquire any right over the Premises or to encroach upon the Premises and shall give the Landlord immediate written notice of any attempt to do this;

6.3.2	take any steps which the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises;

6.3.3	preserve for the benefit of the Premises and the Landlord’s interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property; and

6.3.4	not block or obstruct any window or ventilator at the Premises.

7.	PAYMENT OF RENTS

7.1	The Tenant shall pay to the Landlord the Rent, the Service Charge Estimate and any VAT payable on those sums without deduction or set-off (whether legal or equitable) in four equal installments in advance on the usual quarter days, and shall pay the Insurance Rent on demand, the Service Charge Balance and any VAT on it on demand (whether such demand is made and received before or after the end of the Term) and interest in accordance with clause 8.7.

7.2	The Tenant shall pay the first installment of the Rent and any VAT due on it to the Landlord on the Rent Commencement Date, and the first installment is to be a proportionate amount for the period from and including the Rent Commencement Date, until the next quarter day.

7.3	The Tenant shall pay the first installment of the Service Charge Estimate and any VAT due on it to the Landlord on the date of this deed, and the first installment is to be a proportionate amount for the period from and including the date of this deed until the next quarter day.

7.4	If required by the Landlord, the Tenant shall pay the Rent and the Service Charge Estimate and any VAT on them by banker’s standing order, direct debit or credit transfer to a bank account in the United Kingdom which the Landlord has notified in writing to the Tenant.

8.	OTHER FINANCIAL MATTERS

8.1	Utilities

8.1.1	The Tenant shall pay all charges, including connection and hire charges, relating to the supply of Utilities to the Premises and shall comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises.

8.1.2	The Tenant shall pay to the Landlord on demand and in addition to the Service Charge the cost of electricity used at the Premises.

8.2	Common facilities

The Tenant shall pay on demand a fair proportion of any costs incurred or payable by the Landlord in respect of any land or Service Media outside the Building but used in connection with the Premises.

8.3	Rates and taxes

8.3.1	The Tenant shall pay and indemnify the Landlord against all present and future rates, duties and assessments of any nature charged on or payable in respect of the Premises whether payable by the Landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non-recurring nature except any income or corporation tax imposed on the Landlord (or any superior landlord) in respect of:
(a)	the grant of this deed;

(b)	the receipt of the rents reserved by this Lease; or

(c)	any dealing or disposition by the Landlord with its interest in the Premises.
8.3.2	The Tenant shall not make any claim for relief from any of the charges referred to above which could result in the Landlord not being entitled (during or after the end of the Term) to that relief in respect of the Premises.

8.4	Payments relating to the Premises and other property

Where any of the charges payable under clause 8.1, 8.2 or 8.3 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

8.5	Landlord’s costs

The Tenant shall pay to the Landlord, on demand, and on an indemnity basis, the fees, costs and expenses properly charged, incurred or payable by the Landlord, and its advisers, agents or bailiffs in connection with:

8.5.1	any steps taken in contemplation of, or in relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

8.5.2	preparing and serving schedules of dilapidations at any time during the Term or within six months after the end of the Term (or, if later, six months after the date the Tenant has given vacant possession of the Premises to the Landlord) and supervising any works undertaken to remedy such dilapidations;

8.5.3	recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Lease, including the costs of preparing and serving any notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 and any costs associated with the Landlord’s remedies of distress or execution;

8.5.4	any investigations or reports carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Lease;

8.5.5	any steps taken to procure that a breach by the Tenant of its obligations under this Lease is remedied; and

8.5.6	any application for a consent of the Landlord (including the preparation of any documents) which is needed by virtue of this Lease, whether or not such consent is granted and whether or not the application is withdrawn.

8.6	VAT

8.6.1	Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any VAT which may be payable in connection with that supply.

8.6.2	Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any VAT payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the VAT from HM Revenue & Customs.

8.7	Interest

If the Rent is not paid to the Landlord on the due date for payment or if any other sum payable under this Lease is not paid to the Landlord within five Working Days of the due date for payment, or if the Landlord refuses to accept any Rent or other such sum when the Tenant is, or may be, in breach of any of its obligations in this Lease, the Tenant shall pay interest to the Landlord on such sum at the Interest Rate for the period from and including the due date until payment (both before and after any judgment) or until payment is accepted by the Landlord (as the case may be).

8.8	Exclusion of statutory compensation

Any statutory right of the Tenant, or any undertenant, to claim compensation from the Landlord or any superior landlord on leaving the Premises is excluded to the extent that the law allows.

9.	INSURANCE

9.1	Landlord’s obligations

9.1.1	The Landlord shall insure the Building, other than any part installed by or on behalf of the Tenant or any other occupier, against the Insured Risks and with reputable insurers. The insurance will be subject to any exclusions, excesses and conditions as may be usual in the insurance market at the time or required by the insurers, or reasonably required by the Landlord, but otherwise the Landlord shall use reasonable endeavours to obtain the insurance on terms which are fair and reasonable and which represent value for money.

9.1.2	The Landlord shall, at the request of the Tenant, provide the Tenant with details of the insurance policy under which the Premises are insured.

9.2	Reinstatement
If the Premises are damaged or destroyed by an Insured Risk, then:
9.2.1	unless payment of any insurance money is refused because of any act or omission of the Tenant and the Tenant has failed to comply with clause 9.3.8; and

9.2.2	subject to the Landlord being able to obtain any necessary consents and to the necessary labour and materials being and remaining available, the Landlord shall use the insurance money it receives, except money received for loss of rent, in repairing and reinstating the Premises (other than any part which the Landlord is not obliged to insure) or in building reasonably comparable premises as soon as reasonably possible.

9.3	Tenant’s obligations

The Tenant shall:

9.3.1	pay the Insurance Rent in accordance with this Lease;

9.3.2	pay on demand any increase in the insurance premium for the Building or any adjoining property of the Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

9.3.3	pay on demand a fair proportion of the costs incurred or payable by the Landlord in connection with the Landlord obtaining a valuation of the Building for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

9.3.4	comply with the requirements of the insurers relating to the Premises;

9.3.5	not do or omit to do anything which may make any insurance of the Building or of any adjoining property of the Landlord taken out by the Landlord or any superior landlord void or voidable, or which would result in an increase in the premiums for such insurance;

9.3.6	give the Landlord immediate written notice of any damage to or destruction of the Premises by an Insured Risk;

9.3.7	pay the Landlord on demand the amount of any excess required by the insurers in connection with that damage or destruction;

9.3.8	pay the Landlord on demand an amount equal to any amount which the insurers refuse to pay, following damage or destruction by an Insured Risk to any part of the Building or any adjoining property of the Landlord, because of any act or omission of the Tenant;

9.3.9	pay the Landlord on demand the costs incurred by the Landlord in preparing and settling any insurance claim relating to the Premises (or a fair proportion of such costs in relation to the Common Parts or the Building as a whole) arising, in any case, from any insurance taken out by the Landlord;

9.3.10	not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any part of the Premises installed by or on behalf of the Tenant or any undertenant or any other occupier, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord; and

9.3.11	if requested by the Landlord remove its fixtures and effects from the Premises to allow the Landlord to repair or reinstate the Premises.

9.4	Suspension of Rent

9.4.1	If the whole of the Premises or any part which the Landlord is obliged to insure, are damaged or destroyed by an Insured Risk or an Excluded Risk so as to make the Premises or any part which the Landlord is obliged to insure, unfit for occupation or use, the Rent (or a due proportion of it determined by the Landlord according to the nature and extent of the damage) will subject to clause 9.4.2 be suspended from the date of damage or destruction for a period of three years, or, if sooner, until the Premises, or such part, have been made fit for occupation and use.

9.4.2	The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers, because of any deliberate act or omission of the Tenant.

9.5	Termination after end of Rent suspension period

9.5.1	Clause 9.5 applies if the Rent is suspended pursuant to clause 9.4.1 and the Landlord has not substantially completed the works required to be carried out pursuant to clause 9.2 by the end of the three-year period mentioned in clause 9.4.1.

9.5.2	If clause 9.5 applies the Landlord or the Tenant may terminate this Lease by giving written notice to the other no later than three months after the end of that three-year period.

9.5.3	Termination of this Lease pursuant to clause 9.5 will be without prejudice to any right of the Landlord against the Tenant or any Guarantor for any antecedent breach of its obligations under this Lease.

9.6	Termination following damage by an Excluded Risk

9.6.1	Clause 9.6 applies if the whole (as opposed to any part) of the Premises are damaged or destroyed by an Excluded Risk so as to prevent occupation of the Premises, unless the damage or destruction is due to a deliberate act or omission of the Tenant.

9.6.2	If clause 9.6 applies the Landlord may give written notice to the Tenant stating that the Landlord shall (subject to the Landlord being able to obtain any necessary consents and to the necessary labour and materials being and remaining available) repair and reinstate the Premises (other than any part which the Landlord was not obliged to insure) or build reasonably comparable premises as soon as reasonably practicable.

9.6.3	If the Landlord has not given notice pursuant to clause 9.2 within six months after the date of the damage or destruction, the Tenant may within one month after the end of that six month period, terminate this Lease by giving written notice to the Landlord. The Tenant’s notice shall specify a termination date not less than five nor more than 20 days after the date of the Tenant’s notice and upon such termination date this Lease shall determine.

9.6.4	Termination of this Lease pursuant to clause 9.6 will be without prejudice to any right of the Landlord against the Tenant or any Guarantor for any antecedent breach of its obligations under this Lease.

9.7	Insurance money
All insurance money payable will belong to the Landlord.
10.	SERVICE CHARGE

10.1	Definitions
In clause 10 the following definitions apply:
“Certificate”
means a statement certified by the Landlord or the Landlord’s Surveyor or its accountant, which shows:
(a)	the Service Charge Estimate;

(b)	the Landlord’s Expenses;

(c)	the Service Charge;

(d)	the Service Charge Balance; and

(e)	the Service Charge Cap,
for the relevant Service Charge Year;
“Landlord’s Expenses”
means the costs (including any VAT charged on such costs to the extent that the Landlord is not able to obtain a credit for such VAT from HM Revenue & Customs) incurred or provided for by or on behalf of the Landlord in connection with all or any of the following items:
(a)	cleaning, maintaining, carpeting and recarpeting, decorating, lighting, treating, repairing, rebuilding and replacing the Common Parts;

(b)	cleaning the outside of all windows at the Building;

(c)	providing, operating, inspecting, maintaining, repairing and replacing Service Media at the Building (other than Service Media which form part of the Premises or any Lettable Unit or which do not belong to the Landlord);

(d)	removing any obstruction on the Common Parts;

(e)	providing, operating, inspecting, insuring and maintaining, repairing and replacing any equipment, plant and machinery and other materials, which are used in providing the matters listed in this definition;

(f)	fuel and Utilities used on the Common Parts or in providing the matters listed in this definition;

(g)	maintenance and other contracts entered into for the provision of the matters listed in this definition;

(h)	providing, maintaining and, when reasonably necessary, renewing signs at the Building;

(i)	providing and replacing refuse containers for occupiers of the Building and arranging for the collection of refuse;

(j)	providing, maintaining and restocking floral and/or plant displays on’ the Common Parts;

(k)	providing, maintaining and, replacing furniture and fittings for use on the Common Parts;

(l)	providing, maintaining and, when reasonably necessary, replacing or altering such security systems for the benefit of the Whole (or substantially the whole) of the Building, which the Landlord (in the interests of good estate management) reasonably considers appropriate and which’ may include the provision of alarms, closed circuit television, barriers and other equipment, and security guards and patrols (whether employed by the Landlord or engaged as contractors);

(m)	providing fire detection, prevention and fighting equipment and any signs, notices or equipment required by the fire authority for the Common Parts and maintaining, repairing and, when necessary, replacing such items;

(n)	providing a reception or security desk in the entrance hall of the Building and staffing it;

(o)	employing or arranging for the employment (and the termination of employment) of staff in connection with the provision of the matters listed in this definition, including the costs of insurance, pension and welfare contributions and the provision of clothing, tools and equipment incurred in connection with such employment and the provision of residential accommodation that may at the Landlord’s discretion be provided for a caretaker;

(p)	all present and future rates, taxes, duties and assessments of whatever nature charged on, or payable in respect of, the Common Parts or in respect of the Building as a whole;

(q)	complying With any legislation relating to the Common Parts or the Building as a whole;

(r)	complying With or, where the Landlord reasonably considers it appropriate, contesting the requirements or proposals of the local or any other competent authority in respect of the Common Parts or of the Building as a whole;

(s)	complying with or, where the Landlord reasonably considers it appropriate, contesting the requirements or proposals of the local or any other competent authority in respect of the Common Parts or of the Building as a whole;

(t)	abating any nuisance to the Building;

(u)	making such provisions as the Landlord reasonably considers appropriate for anticipated future expenditure including the provision and replacement of any plant, machinery, lifts or equipment used or to be used in connection with the matters listed in this definition;

(v)	leasing any item used in providing the matters listed in this definition;

(w)	commitment fees, interest and any other cost of borrowing money, where necessary, to finance the matters listed in this definition;

(x)	obtaining any professional advice which may from time to time be required in relation to the management of the Building or the provision of the matters listed in this definition;

(y)	the fees of managing agents retained by the Landlord for the management of the Building, the provision of the matters listed in this definition and the collection of all rents and service charges (including the Rent, the Service Charge Estimate and the Service Charge Balance) due from the Tenant and the other occupiers of the Building (or where any of those tasks is carried out by the Landlord a reasonable charge of the Landlord for that task), but not any such costs arising by reason of those rents or service charges being in arrears;

(z)	preparing the Certificate (whether by the Landlord or the Landlord’s Surveyor or its accountants); and

(aa)	any other works, services or facilities which the Landlord from time to time reasonably considers desirable for the purpose of maintaining, improving or modernising the services or facilities in or for the Building, and which are for the general benefit of all, or substantially all, of the occupiers of the Building and are in accordance with the principles of good estate management, but excluding any cost which the Landlord recovers under any other clause, or from any insurance taken out by the Landlord, where the Tenant is obliged to refund the Landlord the whole or any part of the premium;
“Services”
means:
(a)	cleaning, maintaining, decorating, lighting, treating and repairing the Common Parts;

(b)	lighting the internal areas of the Common Parts;

(c)	cleaning the outside of the windows of the Building;

(d)	heating and providing air conditioning for the internal areas of the Common Parts between such hours and at such times of the year as the Landlord in its discretion, considers appropriate;

(e)	furnishing and carpeting the internal areas of the Common Parts;

(f)	providing hot and cold water, towels and other supplies in the lavatories on the Common Parts;

(g)	providing and replacing refuse containers for occupiers of the Building and arranging for the collection of refuse; and

(h)	any of the other items referred to in the definition of Landlord’s Expenses which the Landlord in its discretion, and from time to time, provides for the management or maintenance of the Building.
10.2	Landlord’s obligations

10.2.1	The Landlord shall provide the Services in a manner which the Landlord reasonably considers appropriate.

10.2.2	The Landlord will have no liability for any failure or interruption of any Service:
(a)	while the Tenant is in arrears with payment of the Rent or other sums due under this Lease;

(b)	during the proper inspection, maintenance, repair or replacement of any relevant Service Media or equipment;

(c)	resulting from a shortage of fuel, water, materials or labour;

(d)	resulting from a breakdown of any equipment used in connection with the provision of the Services; or

(e)	resulting from any act or omission of any employee, contractor or agent of the Landlord, or for any other reason beyond the reasonable control of the Landlord.
10.2.3	In the circumstances mentioned in clauses 10.2.2(b), 10.2.2(c), 10.2.2{d) and 10.2.2(e), the Landlord shall restore the relevant Service as soon as is reasonably practicable.

10.2.4	The Landlord shall produce the Certificate to the Tenant as soon as practicable after the end of the Service Charge Year.

10.2.5	The Landlord shall, but at the cost of the Tenant, allow the Tenant to inspect any invoices and receipts for the Services as long as the Tenant has given the Landlord reasonable written notice.

10.2.6	If any Lettable Unit is unlet for any period, the Landlord shall bear a fair proportion of the Landlord’s Expenses in respect of that Lettable Unit.

10.3	Tenant’s obligations

10.3.1	The Tenant shall pay the Service Charge Estimate, and any VAT on it and the Service Charge Balance, and any VAT on it as provided in clause 7.

10.3.2	If the date of this deed does not coincide with the beginning of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is Within the Term will be reduced by the proportion which the part of that Service Charge Year which is before the beginning of the Term beats to one year, and the Service Charge Estimate for that part of that Service Charge Year will be adjusted accordingly.

10.3.3	If the end of the Term does not coincide with the end of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term Will be reduced by the proportion which the part of that Service Charge Year which is after the end of the Term bears to one year.

10.3.4	The end of the Term shall not prejudice the Landlord’s entitlement to demand nor the Tenant’s liability to pay the Service Charge Balance for the Service Charge Year then current, apportioned in accordance With clause 10.3.3.

10.4	Estimating and revising the Service Charge

10.4.1	The Landlord shall give the Tenant a statement of the Service Charge Estimate for each Service Charge Year. Until the statement has been given, the Service Charge Estimate shall be payable at the rate of the Service Charge Estimate for the previous Service Charge Year. Once the statement has been given, the remaining installments of the Service Charge Estimate and any VAT on them Will be adjusted so as to provide for payment of the whole Service Charge Estimate for that Service Charge Year to be paid during that year.

10.4.2	If, during a Service Charge Year, the Landlord reasonably expects the cost of the Services to increase materially above its previous estimate of the cost of the Services for that Service Charge Year, the Landlord may revise its estimate of those costs and the [cut off] based on that revised estimate and the remaining installments of the Service Charge Estimate adjusted so that the revised Service Charge Estimate will have been paid by the end of that Service Charge Year. The Landlord may revise the Service Charge Estimate more than once in a Service Charge Year.

10.5	Changes to the Service Charge Cap

10.5.1	In this clause:
“Current Index Figure”
means, in respect of each relevant Service Charge Year the figure given in the Index for the last month of that Service Charge Year;
“Index”
means the Retail Prices Index (All Items) published by the Office for National Statistics or any successor government ministry, department or agency;
“Previous Index Figure”
means, in respect of each relevant Service Charge Year, the figure given in the Index for the month immediately preceding the beginning of that Service Charge Year.
10.5.2	The Service Charge Cap for each Service Charge Year, other than that current at the date of this deed, will be calculated by the following formula:

N=E x C/P

Where:
N (the new Service Charge Cap) is the Service Charge Cap for the relevant Service Charge Year;

E (the existing Service Charge Cap) is the Service Charge Cap for the previous Service Charge Year;

C is the Current Index Figure;

P is the Previous Index Figure.
10.5.3	If the Index is re-based at any time or times during the Term, the Current Index Figure and the Previous Index Figure will be the figures that would have been given in the Index for the relevant month had there been no re-basing of the Index.

10.5.4	If the Index ceases to be published, the Landlord shall, for the purposes of changes to the Service Charge Cap for Service Charge Years the date the Index ceases to be published, select a replacement index, being a prices index published by the Office for National Statistics or any successor government ministry, department or agency, to be the Index for the purposes of this clause. The Landlord shall act reasonably in making its selection of a replacement index.

10.5.5	If it becomes impossible or impractical to calculate the Service Charge Cap by reference to the Index (as rebased and/or replaced as mentioned above), then the basis for calculating the Service Charge Cap for the remaining Service Charge Years will be determined under the Arbitration Act 1996 by a single arbitrator who shall set the new basis for calculating the Service Charge Cap, which new basis must be a fair and reasonable basis having regard to the intent of this clause.

10.6	General provisions

10.6.1	In the absence of manifest error, the Certificate will be conclusive as to the amount of the Service Charge.

10.6.2	The Landlord shall notify the Tenant in writing of any change in the date of the beginning of the Service Charge Year.

10.6.3	If the Service Charge for any Service Charge Year is less than the Service Charge Estimate (as and if revised), the balance will be credited against the installments of the Service Charge Estimate due from the Tenant in the following Service Charge Year, or, at the end of the Term, set off against any sums due from the Tenant to the Landlord with any balance being repaid to the Tenant.

10.6.4	The Landlord’s Expenses for the Service Charge Year in which the beginning of the Term falls may include costs incurred by or provided for or -on behalf of the Landlord before the beginning of the Term so far as they relate to Services which are to be provided during the Term. The Landlord’s Expenses in any Service Charge Year may include provisions for expenses to be made after the end of the Term so far as such provisions are reasonable having regard to the Services which are provided during the Term.

11.	STATE AND CONDITION OF THE PREMISES

11.1	Repair

11.1.1	The Tenant shall repair the Premises and keep them in good and substantial repair and condition.

11.1.2	The Tenant shall replace any fixtures, fittings, plant or machinery (other than tenant’s fixtures and fittings) within or forming part of the Premises which are in need of replacement with new articles of similar kind and quality.

11.1.3	The Tenant shall regularly clean the inside of the windows at the Premises and replace any plate glass which becomes broken or damaged.

11.1.4	The Tenant shall not be liable under clause 11.1 to the extent that the Landlord is obliged to carry out the relevant repair works under clause 9.2 or to the extent that the Landlord is prevented from carrying them out by reason of the matters referred to in clause g.2.2 or to the extent that the disrepair is caused by an Excluded Risk unless the disrepair is caused by the deliberate act or omission of the Tenant.

11.2	Alterations

11.2.1	The Tenant shall not make any alterations or additions to the Premises except as Permitted by clause 11.2.

11.2.2	The Tenant shall not make internal structural alterations to the Premises.

11.2.3	The Tenant shall not make internal non-structural alterations or additions which will or may affect any of the Service Media or any plant or machinery (or any other services or systems) at the Premises or the Building without the consent of the Landlord, such [omitted] reasonably withheld or delayed.

11.2.4	The Tenant shall not make other internal, non-structural alterations without the consent of the Landlord, unless the Tenant shall have notified the Landlord of its intention to carry out any such works at least three weeks before it intends to begin the works and shall have demonstrated td the Landlord’s reasonable satisfaction that they do not affect any of the Service Media. In relation to any such works which the Tenant affects, it shall carry them out:
(a)	and complete them in a good and workmanlike manner, with new and good quality materials fit for the purpose for which they are required and so as to be free from defects and without using or permitting the use of any material or substance which, at the time of use, does not conform to all relevant British and European standards and codes of practice or which is generally known to the United Kingdom building industry at the time of use to be deleterious to health and safety or to the durability of the works in the particular circumstances in which it is used;

(b)	in accordance in all respects with all relevant legislation and the terms of any consents which are required for the works;

(c)	in a manner so as to cause as little inconvenience and annoyance as reasonably possible to the Landlord, any superior landlord and the other occupiers of the Building;

(d)	so as not to result in the Premises, or any other part of the Building becoming unsafe; and

(e)	at its sale risk,
and the Tenant shall make good to the Landlord’s satisfaction any damage arising out of, or incidental to, the carrying out or completion of the works and shall provide the Landlord with a set of as-built drawings as soon as reasonably practicable after completion of the alterations or additions.

11.2.5	Subject to clause 11.4 the Tenant shall if reasonably required by the Landlord on reasonable notice before the end of the Term remove any alterations or additions made to the Premises (and make good any damage caused by that removal to the reasonable satisfaction of the Landlord).

11.3	Signs and reletting notices

11.3.1	The Tenant shall not display any signs or notices at the Premises save in accordance with clause 4.1.6 of this Lease, and at the end of the Term the Tenant shall remove any such signs and make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

11.3.2	The Tenant shall permit the Landlord to place a sign on the Premises at any time advertising the sale of the Landlord’s interest (or any superior interest) in the Premises and during the last six months of the Term for the reletting of the Premises.

11.4	Yield up
At the end of the Term the Tenant shall yield up the Premises with vacant possession and in a clean, tidy and safe condition with all furniture and equipment removed (for the avoidance of doubt the Tenant shall not be required to reinstate any partitioning or to redecorate or recarpet).
12.	USE OF THE PREMISES

12.1	The Permitted Use

The Tenant shall not use the Premises except for the Permitted Use.

12.2	Obstructions

The Tenant shall not obstruct the Common Parts or any other pavement, footpath or roadway adjoining or serving the Premises.

12.3	Restrictions on use

The Tenant shall not:

12.3.1	do anything on the Premises which is illegal or immoral or which would cause a nuisance or inconvenience or any damage or disturbance to the Landlord or any of the other occupiers of the Building or any owner or occupier of any other property adjoining or near the Premises;

12.3.2	carry out any acts at the Premises which are noisy, noxious, dangerous or offensive or store dangerous or inflammable materials at the Premises;

12.3.3	allow waste to accumulate at the Premises nor allow any material which is deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property; nor

12.3.4	overload or obstruct any Service Media which serve the Premises.

12.4	Fire and security precautions

The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Landlord relating to fire prevention and the provision of fire-fighting equipment at the Premises and the reasonable requirements of the Landlord in relation to the security of the Building and of the Premises while they are vacant

12.5	Exclusion of warranty

The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

13.	DEALINGS

13.1	General restrictions
The Tenant shall not part with or share nor agree to part with or share possession of the whole or part of the Premises or this Lease, nor allow any other person to occupy the whole or any part of the Premises, except as permitted by the remainder of clause 13.
13.2	Assignments

13.2.1	The Tenant shall not assign or agree to assign any part (as opposed to the whole) of this Lease. The Tenant shall not assign the whole of this Lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

13.2.2	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if the proposed assignee is in the same Group as the assignor and in the reasonable opinion of the Landlord the financial standing of the proposed assignee (when assessed together with any proposed guarantor for the proposed assignee) is lower than the financial standing of the assignor (when assessed together with any guarantor of the assignor).

13.2.3	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 if:
(a)	in the reasonable opinion of the Landlord the financial standing of the assignee (when assessed together with any guarantor for the assignee) is lower than the financial standing of the assignor (when assessed together with any guarantor of the assignor), or

(b)	the assignee is incorporated or resident outside the United Kingdom, the Landlord may give its consent to an assignment subject to a condition that the Tenant enters into an authorised guarantee agreement no later than the date of the instrument of the assignment, which agreement is to be by deed, is to provide for a guarantee of all the obligations of the assignee under this Lease from the date of the instrument of the assignment until the assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995, and which provides for all the matters permitted by section 16(5) of that Act and which is otherwise in accordance with section 16 of that Act and in a form reasonably required by the Landlord.

13.2.4	Clauses 13.2.2 and 13.2.3 do not limit the right of the Landlord to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

13.3	Underlettings

13.3.1	The Tenant shall not underlet or agree to underlet any part of the Premises (as opposed to the whole).

13.3.2	The Tenant shall not underlet the whole of the Premises, except in accordance with the remainder of clause 13.3 and with clause 13.4 and then only with the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

13.3.3	The Tenant shall not underlet the Premises without first obtaining from the undertenant a covenant by the undertenant with the Landlord to comply with the obligations on the undertenant in the underlease (and any document which is supplemental or collateral to the underlease) throughout the term of the underlease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

13.3.4	Any underlease shall be granted at a rent which is not less than the then full open market rental value of the Premises (but this will not prevent an underlease providing for a rentfree period of a length as is then usual in the open market in respect of such a letting), and without a fine or premium and with the underlease rent payable not more than one quarter in advance.

13.3.5	The Tenant shall not grant an underlease unless:
(a)	before the earlier of the undertenant entering into the underlease and the undertenant becoming contractually bound to do so, the Tenant has served a notice on the undertenant and the undertenant (or a person duly authorised by the undertenant) has made a statutory declaration, such notice and statutory declaration to relate to the tenancy to be created by the underlease and to comply with section 38A of the Landlord and Tenant Act 1954 and the relevant schedules of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003; and

(b)	the Tenant has supplied the Landlord with a certified copy of the notice and statutory declaration referred to in clause 14.3.5(a).
13.3.6	The Tenant shall not grant any underlease for a term which will expire by effluxion of time later than three clear days before the date the contractual term granted by this deed will expire by effluxion of time.

13.3.7	The Tenant shall not enter into any collateral deed nor give any side letter varying or relieving the undertenant from any terms required by clause 13.3 or 13.4 to be contained in the underlease.

13.4	Terms to be contained in any underlease

Any underlease shall contain the following terms:

13.4.1	an obligation on the undertenant not to deal with or dispose of its interest in the underlease (including by way of declaration of trust) or part with or share possession of the whole or part of that interest or permit any other person to occupy the Premises except by way of an assignment or charge of the whole of its interest in the Premises, which may only be made with the Landlord’s consent, such consent not to be unreasonably withheld or delayed, or as permitted by clause 13.8;

13.4.2	agreements between the Tenant and the undertenant in the same terms as clauses 13.2.2 and 13.2.3 and a further agreement between the Tenant and the undertenant expressed to be for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Tenant may give its consent to an assignment of the underlease subject to a condition that the assignee of the underlease enters into a covenant with the Landlord with effect from the date of the instrument of the assignment of the underlease in the terms of the covenant required by clause 13.3.3;

13.4.3	a statement in the terms of clause 13.2.5;

13.4.4	if this Lease requires the consent or approval of the Landlord for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter;

13.4.5	if this Lease requires the consent or approval of the Landlord, such consent not to be unreasonably withheld or delayed for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter, such consent not to be unreasonably withheld or delayed,

13.4.6	a statement by the Tenant and the undertenant referring to the notice and statutory declaration mentioned in clause 13.3.5, and where the statutory declaration was made by a person other than the undertenant, a statement by the undertenant confirming that such person was duly authorised by the undertenant to make the statutory declaration and an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy and shall otherwise be on terms which are consistent with the Tenant being able to observe and perform its obligations in this Lease.

13.5	Further provisions relating to underleases

13.5.1	The Tenant shall enforce the obligations of the undertenant in any underlease and exercise its rights under the agreements made between it and the undertenant for the purposes of section 19(1 A) of the Landlord and Tenant Act 1927.

13.5.2	The Tenant shall not vary the terms of. nor. without the consent of the Landlord. such consent not to be unreasonably withheld. accept or agree to accept a surrender of. nor forfeit any underlease.

13.6	Charging

The Tenant shall not charge or agree to charge any part of the Premises (as opposed to the whole) and shall not charge or agree to charge the whole of the Premises without the consent of the Landlord. such consent not to be unreasonably withheld or delayed.

13.7	Declarations of trust

The Tenant shall not make any declaration of trust of the whole or any part of its interest in the Premises or this Lease.

13.8	Group sharing of occupation

Nothing in clause 13 will prevent the Tenant or any permitted undertenant from sharing occupation of the Premises with another member of the same Group if and so long as that other member remains a member of that Group and no relationship of landlord and tenant subsists between the Tenant or permitted undertenant and that other member. The Tenant shall keep the Landlord informed of the identity of all occupiers and of the basis of their occupation of the Premises.

13.9	Registration of dealings

Within one month of any dealing with. or devolution of. the Premises or this Lease or of any interest created out of them or it. the Tenant shall give the Landlord written notice of that dealing or devolution together with a certified copy of any document effecting or evidencing the dealing or devolution (and a certified copy for any superior landlord) and shall pay the Landlord a reasonable registration fee of not less than seventy five pounds (£75)

13.10	Registration at the Land Registry

13.10.1	If this Lease and/or the rights granted or reserved by this Lease are or should be registered at the Land Registry under the Land Registration Act 2002 then the Tenant shall:
(a)	register this Lease and any assignment or other registrable disposition of this Lease at the Land Registry within one month of the date of the grant of this Lease or the date of the instrument of assignment or other disposition requiring registration (as the case may be);

(b)	use its best endeavours to procure that all rights granted or reserved by this Lease are properly noted against the affected titles; and

(c)	within five Working Days of the registration of the grant, assignment, other registrable disposition of this Lease or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered title.
13.10.2	The Landlord shall not be liable to the Tenant for the Tenant’s failure to register and/or to protect this Lease or any rights granted by it.

14.	LEGAL REQUIREMENTS AND REGULATIONS

14.1	Legislation and planning

The Tenant shall:

14.1.1	comply with all legislation affecting the Premises, their use and occupation and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or occupier to comply;

14.1.2	give the Landlord written notice of any defect in the Premises which may make the Landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972, and shall display any notices at the Premises needed to enable the Landlord to comply with the Defective Premises Act 1972;

14.1.3	not apply for planning permission without the consent of the Landlord, and shall pay any charge imposed under legislation relating to town and country planning in respect of the use of the Premises, or any works carried out at the Premises; and

14.1.4	at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation.

14.2	Notices relating to the Premises

14.2.1	The Tenant shall give the Landlord a copy of any notice received by the Tenant, relating to the Premises or the Building or any occupier of them, or to the Landlord’s interest in them, upon having received it and take any steps which the Landlord may require in connection with such notice.

14.2.2	The Tenant shall not give any notice or counter-notice under the Party Wall etc. Act 1996 without the consent of the Landlord.

14.3	The Construction (Design and Management) Regulations 2007

14.3.1	In this clause “Regulations” means the Construction (Design and Management) Regulations 2007 and “File” means the Health and Safety file required by the Regulations for any project (within the meaning of the Regulations) carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises.

14.3.2	In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply:
(a)	the Tenant shall comply in all respects with the Regulations and procure that any person (other than the Landlord) who otherwise has any duty under the Regulations, complies with the Regulations;

(b)	the Tenant shall pay the Landlord on demand its reasonable costs and expenses (and any VAT in relation to them) for providing any information or documents which the Landlord may supply to any person in connection with such works; and

(c)	if and to the extent that the Landlord is a client for the purposes of the Regulations, the Tenant shall elect in writing (or the Tenant shall procure that the undertenant or other occupier of the Premises (as the case may be) elects in writing), for the purpose of the Regulations, to be the only client in relation to such works, and the Tenant shall not begin (or shall procure that the undertenant or other occupier (as the case may be) does not begin) to carry out such works until the Landlord has consented to that election.

14.3.3	The Tenant shall:
(a)	compile, maintain and make the File available to the Landlord for inspection at all times;

(b)	on request provide copies of the whole or any part of the File to the Landlord; and

(c)	hand the File to the Landlord at the end of the Term.
14.3.4	The Tenant shall obtain all copyright licences which are needed for the Tenant to comply lawfully with clause 14.3.

14.3.5	The copyright licences obtained by the Tenant shall:
(a)	be granted with full title guarantee;

(b)	allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of the File or any part of it;

(c)	be obtained without cost to any such person;

(d)	allow any such person to grant sub-licences on similar terms; and

(e)	be irrevocable.
14.4	Regulations

The Tenant shall comply with any regulations concerning the Common Parts reasonably made by the Landlord from time to time.

15.	LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord agrees with the Tenant that for so long as the Tenant complies with the terms of this Lease the Tenant may hold and use the Premises during the Term without any interruption (except as authorised by this Lease) by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

16.	LIMIT ON LANDLORD’S LIABILITY

To the extent that the obligations on the Landlord contained or implied in this Lease relate to any time after a person has parted with the whole of its interest in the reversion immediately expectant on the end of the Term, they shall not be binding on or enforceable against that person after that person has parted with the whole of that interest.

17.	FORFEITURE

17.1	Landlord’s right of re-entry

If any event set out in clause 17.2 occurs, the Landlord may forfeit this Lease and re-enter the Premises (or any part of them in the name of the whole). The Term will then end, but this will be without prejudice to any claim which the Landlord may have against the Tenant or a

Guarantor for any failure to comply with the terms of this Lease.

17.2	Events giving rise to the Landlord’s right of re-entry

17.2.1	The Rent or any other sum payable under this Lease has not been paid 15 Working Days after it became due, whether formally demanded or not.

17.2.2	The Tenant or any Guarantor has failed to comply with any of the terms of this Lease.

17.2.3	The Tenant or any Guarantor who is an individual (or if more than one individual then any one of them):
(a)	is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 268 of the Insolvency Act 1986;

(b)	is the subject of an application for an interim order under the Insolvency Act 1986, or it enters into, or commences negotiations in respect of, or calls or convenes any meeting for the approval of any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986 or otherwise;

(c)	requests or suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager or Similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over the whole or any part of its undertaking, property, revenue or assets takes possession of all or any part of them, or it requests that such a person does so;

(d)	is the subject of a bankruptcy petition, or an interim receiver of its property is appointed, or a bankruptcy order is made against it;

(e)	has a receiver appointed for it under the Mental Health Act 1983 or the court makes any declaration or order under the Mental Capacity Act 2005 in relation to the Tenant’s or Guarantor’s property or affairs or appoints any deputy to make decision on the Tenant’s or Guarantor’s behalf in relation to its property and affairs;

(f)	has any distress, execution, sequestration or other process levied or forced upon or against its undertaking, chattels, property or any of its assets; or

(g)	is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and’ Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 17.2.3(a)-17.2.3(f), and whether or not any such finding, step, process or proceeding has been taken in England and Wales.
17.2.4	The Tenant or any Guarantor which is a company (or if more than one company then any one of them):
(a)	is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 123 or sections 222 to 224 of the Insolvency Act 1986 (but disregarding references in those sections to proving it to the court’s satisfaction);

(b)	resolves or its directors resolve to enter into, or it enters into, or it or its directors commence negotiations or make any application to court in respect of, or call or convene any meeting for the approval of any composition, compromise, moratorium (including a moratorium statutorily obtained, whether as a precursor to a voluntary arrangement under the Insolvency Act 1986 or otherwise, or a moratorium informally obtained), scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986, the Companies Act 1985 or otherwise;

(c)	resolves, or its directors resolve, to appoint an administrator of it, or to petition or apply to court for an administration order in respect of it, or a petition or an application for an administration order is made in respect of it, or an administration order is made in respect of it, or any step under the Insolvency Act 1986 is taken to appoint an administrator of it out of court, or it enters administration;

(d)	requests or suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager, or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over all or any part of its undertaking, property, revenue or assets takes possession of all or any part of them or requests that such a person does so;

(e)	resolves or its directors resolve to wind it up, whether as a voluntary liquidation or a compulsory liquidation, or its directors take any step under the Insolvency Act 1986 to wind it up voluntarily or to petition the court for a winding-up order, or a winding-up petition is presented against it, or a provisional liquidator is appointed to it, or it goes into liquidation within the meaning of section 247 of the Insolvency Act 1986;

(f)	is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not being capable of reinstatement or reconstitution) or threatens to cease to exist, or its directors apply for it to be struck off the Register of Companies;

(g)	has any distress, execution, sequestration or other process levied or forced upon or against its undertaking, chattels, property or any of its assets; or

(h)	is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 17.2.4(a)-17.2.4(g), and whether or not any such finding, step, process or proceeding has been taken in England and Wales.
17.2.5	The Tenant or any Guarantor ceases or threatens to cease to carry on any business, or makes or permits or threatens to make or permit any material change in the nature of its business, or suspends or threatens to suspend payment of its debts.

17.3	Interpretation

17.3.1	In clause 17 “company” includes:
(a)	a company as defined in section 735 of the Companies Act 1985;

(b)	a body corporate or corporation within the meaning of section 740 of the Companies Act 1985;

(c)	an unregistered company or association;

(d)	any “company or legal person” in relation to which insolvency proceedings may be opened pursuant to Article 3 of the EC Regulation on Insolvency Proceedings 2000 (No 1346/2000);

(e)	a partnership within the meaning of the Partnership Act 1890;

(f)	a limited partnership registered under the Limited Partnerships Act 1907;

(g)	a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000, and the “Registrar of Companies” includes the keeper of any register of any of the legal persons mentioned above.
17.3.2	In relation to a Tenant or Guarantor that is a partnership within the meaning of the Partnership Act 1890 or a limited partnership registered under the Limited Partnerships Act 1907, the provisions of clause 17.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications mentioned in the Insolvent Partnerships Order 1994 and the Insolvent Partnerships (Amendment) Order 2005.

17.3.3	In relation to a Tenant or Guarantor that is a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000, the provisions of clause 17.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications mentioned in the Limited Liability Partnerships Regulations 2001.

18.	MISCELLANEOUS

18.1	Notices

18.1.1	Where a notice is to be given in connection with this Lease, it must be given in writing and signed by or on behalf of the party giving it, unless it is stated that it need not be given in writing.

18.1.2	Any notice to be given in connection with this Lease will be validly served if sent by first class post, or registered postal service or recorded delivery and addressed to or personally delivered to:
(a)	the Landlord at the address given in this deed or such other address which the Landlord has notified to the Tenant in writing;

(b)	the Tenant at the Premises or its registered office or its last known address; and

(c)	a Guarantor at the Premises or its registered office or its last known address.
18.1.3	Any notice or demand sent by post from within the United Kingdom and properly stamped and correctly addressed will be conclusively treated as having been delivered two Working Days after posting.

18.1.4	The Tenant shall give the Landlord oral notice (as well as written notice) of any matter affecting the Premises where emergency action is needed.

18.2	Landlord’s rights to remedy default by the Tenant

If the Tenant fails to comply with any of its obligations in this Lease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall remedy the failure within the time reasonably specified by the Landlord (or immediately in the case of an emergency). If the Tenant fails to do this the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant’s failure to comply with its obligations under this Lease, and any costs incurred by the Landlord will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as if it were additional rent.

18.3	Superior interests

If at any time this Lease is an underlease, the Tenant shall comply with the terms of any superior lease to the extent that they relate to the. Premises, other than any obligation to pay any rent, and the Landlord shall pay any rent due under the immediate superior lease.

18.4	No right to enforce
Nothing contained or referred to in this Lease entitles the Tenant to the benefit of, or the right to enforce, or to prevent the release or modification of any agreement entered into by any other tenant or occupier of the Building with the Landlord.
18.5	Tenant to provide information

The Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Lease and shall give the Landlord immediate written notice of any matter in connection with the Premises which may make the Landlord liable to the Tenant or any third party.

18.6	Tenant’s indemnity

The Tenant agrees to indemnify the Landlord at all times (both during and after the Term) against all charges, claims, proceedings, liabilities, damages, losses, costs and expenses arising directly or indirectly from the existence, state of repair or use of the Premises or any works carried out at the Premises or any breach of any of the Tenant’s obligations in this Lease, or any act or omission of the Tenant subject to the Landlord not settling any claim or taking any step or action in any proceedings without the Tenant’s consent (not to be unreasonably withheld or delayed).

18.7	Guarantor to enter into supplemental documents

The Tenant shall procure that a Guarantor enters into and executes and delivers to the Landlord any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

18.8	Replacement Guarantor

18.8.1	In clause 18.8 a “Guarantor Replacement Event” is the death of a Guarantor or the occurrence of any of the events referred to in clause 17.2.3,17.2.4, or 17.2.5 in relation to a Guarantor, or where a Guarantor comprises more than one person, the death of any one of them or the occurrence of any of those events in relation to any one of them.

18.8.2	If at any time during the Term a Guarantor Replacement Event occurs, the Tenant shall give immediate written notice of it to the Landlord. The Landlord may after a Guarantor Replacement Event (and whether or not it has received notice of it from the Tenant) give written notice to the Tenant requiring the Tenant to procure a replacement or additional guarantor. Within one month of the Landlord giving such notice to the Tenant, the Tenant shall procure that a person of standing acceptable to the Landlord enters into and executes and delivers to the Landlord a replacement or additional guarantee and indemnity in the same form as that entered into by the Guarantor in respect of which the Guarantor Replacement Event has occurred.

18.8.3	Clause 18.8 does not apply in relation to a Guarantor “ho is a Guarantor by reason of having entered into an authorised guarantee agreement.

18.9	Qualification of Landlord’s liability

The Landlord shall not be liable to the Tenant or any other person for:

18.9.1	any damage to person or property arising from any act, omission or misfeasance by the Landlord or its employees, agents or independent contractors or by any other tenant or occupier of the Building or from the state and condition of the Premises or of any other part of the Building or any adjoining property of the Landlord;

18.9.2	any interruption to the supply of Utilities to the Premises or other parts of the Building;

18.9.3	any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors; or

18.9.4	for any failure to perform any obligation in this Lease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

18.10	Removal of goods after end of Term

The Tenant shall remove all its fittings, goods and other possessions at the end of the Term and the Landlord may dispose of any such items left at the Premises more than 10 Working Days after the end of the Term as the Landlord sees fit.

18.11	Governing law

This Lease will be governed by and construed in accordance with the laws of England and Wales.

18.12	Contracts (Rights of Third Parties) Act 1999

Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

18.13	Landlord and Tenant (Covenants) Act 1995

This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995.

18.14	Tenant’s acknowledgement and Code

18.14.1	The Tenant acknowledges that except for the written replies made by the Landlord’s solicitors to the formal written pre-lease enquiries made by the Tenant’s solicitors, it has not relied on or taken into account any statement or representation (whether written or oral) made by or on behalf of the Landlord, in deciding whether to enter into this deed, and the documents annexed to it and any document expressed to be supplemental to this Lease and entered into on the same day as this deed and will have no remedy in respect of any such statement or representation.

18.14.2	This Lease is granted after the publication of the Code for Leasing Business Premises in England and Wales 2007 (the “Code”). If there is any conflict between the Code and this Lease the terms of this Lease will prevail. In respect of any matter contained in the Code and as to which this Lease is silent, the terms of the Code as to such matter are not incorporated into this Lease and (without prejudice to the generality of clause 18.16.1) the Landlord makes no representation or warranty and the Tenant will have no remedy in relation to them.

18.14.3	Nothing in this deed will operate to limit or exclude any liability arising or remedy available by reason of fraud.

19.	EXCLUSION OF THE LANDLORD AND TENANT ACT 1954

19.1	The Landlord and the Tenant confirm that before this deed the agreement for lease made between (1) the Landlord and (2) the Tenant dated 2008 was entered into:

19.1.1	a notice complying with Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 which relates to this tenancy was served by the Landlord on the Tenant on ; and

19.1.2	a statutory declaration dated complying with paragraph 8 of Schedule 2 to that

Order was made by , whom the Tenant confirms was duly authorized by the Tenant Act 1954 shall be excluded in relation to the tenancy created by this deed.
In witness of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

Signed as a deed by
GAINS CAPITAL – FOREX.COM UK LIMITED	[illegible]
acting by a director and its secretary or by two	Director
directors	[illegible]
Secretary/Director